UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

WPX Energy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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\	Vote by Internet • Go to www.envisionreports.com/WPX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Stockholders Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

WPX Energy, Inc. Stockholders Meeting to be Held on Wednesday, May 22, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/WPX to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2013 to facilitate timely delivery.

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Stockholders Meeting Notice

WPX Energy, Inc.’s Annual Meeting of Stockholders will be held on Wednesday, May 22, 2013 at the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172, at 9:30 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all nominees, FOR Proposals 2, 4, and 5, and one year for Proposal 3:

1.	Election of Directors.

Nominees:

1a. John A. Carrig

2a. Henry E. Lentz

3a. William G. Lowrie

2.	Advisory approval of the Company’s executive compensation.
3.	Advisory vote on the frequency of future advisory votes on executive compensation.
4.	Approval of the WPX Energy, Inc. 2013 Incentive Plan.
5.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the WPX Energy, Inc. 2013 Annual Meeting

From the airport:

Take interstate 244 west to the 1st Street exit. Stay on 1st Street for approximately five blocks until you reach Cincinnati Avenue. At the Cincinnati and 1st Street intersection, you’ll see the BOK Tower ahead on your left. Parking is available in several parking lots that are adjacent to the BOK tower. You may enter the BOK tower through the doors located on the north side on 1st Street. The Williams Resource Center Theater is located on the lower level of the BOK Tower.

Downtown:

The Williams Resource Center Theater is located on the lower level of the BOK Tower.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→     Internet – Go to www.envisionreports.com/WPX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→     Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→     Email – Send email to investorvote@computershare.com with “Proxy Materials WPX Energy, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

         To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 08, 2013.

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